Aaron S. Goldberg
Attorney-at-Law
9401 Wilshire Blvd., 10th Floor
Beverly Hills, CA  90212
310-274-9146

October 22, 2007

Writers’ Group Film Corp.
(the “Company” or the “Corporation”)
and the Persons and Entities
who are or will become
Personnel thereof
518 Oak St. #2
Glendale, CA  91204

Ladies and Gentlemen:

We render herewith our opinion as to certain matters pursuant to your request.

In rendering our opinion, we have examined and relied upon the following:

(a)  The Certificate of Incorporation dated March 9, 2007 and filed March 9, 2007; and bylaws of the Company dated March 9, 2007;

(b)  The materials contained in the Registration Statement of the Corporation on Form SB-2 to be filed with the U.S. Securities and Exchange Commission (“SEC”) on or shortly after October 22, 2007 (the "STATEMENT") concerning the offering of the Company’s Common Stock (the “Stock”);

(c)  The corporate records book of the Company and any representations of Management contained therein, in particular the Certificate of the Corporation dated October 1, 2007; and

(d) Such other documents and instruments as we have deemed necessary in order to enable us to render the opinions expressed herein.

For the purposes of rendering this opinion, we have assumed that no person or entity has engaged in fraud or misrepresentation regarding the inducement relating to, or the execution or delivery of, the documents reviewed. Furthermore, we express no opinion as to the validity of any of the assumptions, form, or content of any financial or statistical data contained in the STATEMENT. We do not assume any obligation to advise investors or their representatives beyond the opinions specifically expressed. The terms used in this opinion shall have the meaning ascribed to them in the documents relied upon in rendering our opinion.

Based upon the foregoing assumptions, our review of the above documents, and subject to the qualifications listed herein, we are of the opinion that:

1.  The Company is a duly organized and validly existing corporation under the laws of the State of Delaware, and will be fully authorized to transact the business in which it is engaged and in which it proposes to engage if it conducts its business as described in the STATEMENT.

2.  The Stock, when issued and sold, will be validly and legally issued under the laws of the State of Delaware; provided, however, that no opinion is rendered under this paragraph 2 regarding compliance with federal or state securities or blue sky laws. The Stock, when issued and sold upon payment of the offering price, will be fully paid and non-assessable and binding on the Company in accordance with their terms.

3.  The Stock, when issued and sold by the Company, will conform in all material respects to all statements concerning them contained in the STATEMENT.

4.  The disclosures contained in the STATEMENT, taken together with Management’s offer in the STATEMENT to each subscriber to provide access to additional information if requested, are sufficient to satisfy the "information requirements" under the Securities Act of 1933, as amended, and Regulation S-B promulgated thereunder, as well as any anti-fraud provisions of any applicable laws and/or SEC rules and/or regulations assuming the receipt by each purchaser of a copy of the STATEMENT and Management making good on its offer to provide access to additional information to each subscriber as requested.

Nothing herein shall constitute an opinion as to the laws of any state or jurisdiction other than the laws of the State of Delaware and federal law regardless of the selected choice of law stated in any document discussed in this letter.

Our opinion is limited to the specific opinions expressed above. No other opinions are intended to be inferred therefrom. In the event that any of the facts are different from those which have been furnished to us and upon which we have relied, the conclusions as set forth above cannot be relied upon.

The opinions contained in this letter are rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in or any new developments which might affect any matters or opinions set forth herein.

Very truly yours,

Aaron S. Goldberg
Attorney-at-Law